UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 22, 2008

The Hartcourt Companies, Inc.
(Exact name of Company as specified in its charter)

Utah	001-12671	87-0400541
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

Room 706, Silver Tower, No. 933, West Zhongshan Road, Shanghai, China 200051
(Address of principal executive offices)

(86) 21 51113716
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Item 3.02   Unregistered Sale of Equity Securities

On September 22, 2008, The Hartcourt Companies, Inc. (the “Company”) entered into a Share Purchase Agreement to issue and sell an aggregate of 20,000,000 shares of its common stock in an offshore transaction under Regulation S to Mr. Yinhui Han, Mr. Jun Xu, Mr. Yuxiang Cheng and Mr. Yu Qin at a purchase price of US$0.02 per share for gross proceeds of US$400,000. Proceeds from the sale of such shares will be used for working capital.

SIGNATURES
Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shanghai, China, on September 25, 2008.

The Hartcourt Companies, Inc.

By:	/s/ Victor Zhou

Victor Zhou
Chief Executive Officer